SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2010

AURASOUND, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51543	20-5573204
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

11839 East Smith Avenue
Santa Fe Springs, California 90670
(Address of Principal Executive Offices)

(562) 447-1780
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Asset Purchase Agreement and Ancillary Agreements

On July 10, 2010, AuraSound, Inc. (“AuraSound”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with ASI Holdings Limited, a Hong Kong corporation (“ASI Holdings”), and its wholly-owned subsidiary ASI Audio Technologies, LLC, an Arizona limited liability company (“ASI Arizona”), pursuant to which AuraSound agreed to acquire substantially all of the business assets and certain liabilities of ASI Holdings and ASI Arizona (the “ASI Transaction”), in consideration of the issuance to the shareholders of ASI Holdings of an aggregate of 5,988,005 shares (the “ASI Transaction Shares”) of unregistered common stock of AuraSound (“Common Stock”), and five (5) year warrants to purchase an aggregate of 3,000,000 shares of Common Stock (“Warrant Shares”) at an exercise price of $1.00 per share (collectively, the “ASI Warrant”).  Pursuant to the Asset Purchase Agreement, AuraSound has agreed to assume approximately $10,154,745 in liabilities of ASI Holdings and ASI Arizona, primarily consisting of trade payables.

The information in Item 3.02 below is included by reference herein, as GGEC China is currently the sole supplier of manufactured products for both AuraSound and ASI Holdings.

The obligations of the parties under the Asset Purchase Agreement are subject to certain customary closing conditions, including, without limitation, that their respective representations and warranties be true on the closing date of the Asset Purchase Agreement (the “Closing Date”), except representations and warranties that are made as of a particular date, which shall be true as of such date.  AuraSound’s obligations under the Asset Purchase Agreement are subject to the following additional closing conditions which have not yet been satisfied:  (i) AuraSound shall have completed its business, financial and legal due diligence review of ASI Holdings and ASI Arizona and AuraSound shall be satisfied with the results of such review in AuraSound’s sole and absolute discretion, (ii) ASI Holdings and ASI Arizona shall have obtained third party consents to the assignment of certain contracts of ASI Holdings and ASI Arizona to AuraSound, and (iii) AuraSound shall enter into an Employee Transition Agreement with ASI Holdings, pursuant to which ASI Holdings will continue to employ certain employees in Hong Kong and the People’s Republic of China until AuraSound is in a position to legally do so in those jurisdictions, and AuraSound will make payments to ASI Holdings in the amount of such employees’ salaries until the employee transition is completed after the Closing Date.  ASI Holdings’ and ASI Arizona’s obligations under the Asset Purchase Agreement are subject to the following additional closing conditions which have not yet been satisfied:  (a) that certain Manufacturing Agreement, dated as of December 12, 2007, by and between GGEC China (as defined under Item 3.02 below) and AuraSound shall be terminated without any liability to AuraSound and GGEC China shall enter into a new manufacturing agreement in a form mutually acceptable to ASI Holdings and AuraSound, which agreement shall provide that all of AuraSound’s existing and new products are to be manufactured by GGEC China at the same cost as currently charged by GGEC China to ASI Holdings, (b) GGEC America (as defined under Item 3.02 below) shall have executed a voting agreement, in form and substance acceptable to ASI Holdings, agreeing to vote its shares of Common Stock in favor of, or otherwise consent in writing to, the increase in AuraSound’s authorized common stock which is needed to enable the full exercise of all of AuraSound’s outstanding convertible securities, and (c) AuraSound shall have no more than $4,545,623 in current and long term liabilities as of the Closing Date.

The parties to the Asset Purchase Agreement have agreed to indemnify each other against damages resulting from breaches of their respective representations and warranties and covenants in the Asset Purchase Agreement, and ASI Holdings and ASI Arizona have agreed to indemnify AuraSound against damages resulting from any liabilities that were not specifically assumed by AuraSound pursuant to the Asset Purchase Agreement, provided that no party shall be liable for any indemnification payments until such damages exceed $100,000, and then only damages in excess of that amount will be indemnified.  AuraSound will not be liable for indemnification payments in excess of 50% of the value of the ASI Transaction Shares on the Closing Date, to be calculated by multiplying the number of ASI Transaction Shares by the closing price of the Common Stock reported by Bloomberg LP on the Closing Date.  Any indemnification payments to be made by ASI Holdings or ASI Arizona will be made by delivery of ASI Transaction Shares, valued at an amount equal to the closing price of the Common Stock as reported by Bloomberg LP on the date that such indemnification obligation is finally determined.  ASI Holdings and ASI Arizona will not be liable for damages in excess of, in the aggregate, 2,994,002 ASI Transaction Shares; provided, however, if the holders  of the ASI Transaction Shares hold less than that number of ASI Transaction Shares at the time the indemnification obligation is finally determined, the cap shall be such lesser amount.  If an indemnification claim is properly asserted prior to the expiration of eighteen (18) months from the Closing Date, the holders of the ASI Transaction Shares will not sell any shares that will reduce their total number of shares held below 2,994,002 shares until such claim has been finally adjudicated or settled.

Any party may terminate the Asset Purchase Agreement if the Closing Date does not occur on or before July 31, 2010.

The ASI Warrant is exercisable for cash only and shall not become exercisable until AuraSound has duly increased its authorized Common Stock, following the Closing Date, to a number sufficient to enable the full exercise of all outstanding warrants and options of AuraSound.  The ASI Warrant is also subject to the following vesting conditions:

(i)           500,000 Warrant Shares will vest upon the one (1) year anniversary of the Closing Date, provided that during the period commencing January 1, 2011 and ending December 31, 2011 the total revenue minus all expenses, less taxes, dividends and appreciation (the “Net Profit”) of AuraSound and its consolidated subsidiaries, measured in accordance with U.S. GAAP, equals or exceeds US$3.3 million;

(ii)           500,000 Warrant Shares will vest upon the two (2) year anniversary of the Closing Date, provided that during the period commencing January 1, 2012 and ending December 31, 2012 the total Net Profit of the Company and its consolidated subsidiaries, measured in accordance with U.S. GAAP, equals or exceeds US$4.3 million;

(iii)           2,000,000 Warrant Shares will vest upon the three (3) year anniversary of the Closing Date, provided that during the period commencing January 1, 2013 and ending December 31, 2013 the total Net Profit of the Company and its consolidated subsidiaries, measured in accordance with U.S. GAAP, equals or exceeds US$5.4 million; and

(iv)           All remaining Warrant Shares will vest upon the three (3) year anniversary of the Closing Date, provided that during the period commencing January 1, 2011 and ending December 31, 2013, the total Net Profit of the Company and its consolidated subsidiaries, measured in accordance with U.S. GAAP, equals or exceeds US$13.0 million, notwithstanding the failure to achieve one or more milestones set forth in (i)-(iii) above.

On the Closing Date, the shareholders of ASI Holdings will enter into a Lock-Up Agreement restricting them from selling any of their respective ASI Transaction Shares for a period of six months from the Closing Date, and during the period from six (6) months after the Closing Date until the one (1) year anniversary of the Closing Date, the shareholders of ASI Holdings may sell no more than 25% of their respective ASI Transaction Shares, and in the period from one (1) year after the Closing Date until the two (2) year anniversary of the Closing Date, the shareholders may not sell more than 50% of their ASI Transaction Shares, and the lock-up restriction shall cease as to all of the ASI Transaction Shares following the second anniversary of the Closing Date.

On the Closing Date, AuraSound will enter into an employment agreement with Harald Weisshaupt, pursuant to which Mr. Weisshaupt will serve as AuraSound’s Chief Executive Officer.  The employment agreement provides for a base salary of $120,000 per year and will renew for successive one year terms until terminated by either party.  Aside from the base salary, Mr. Weisshaupt will be entitled to participate in benefit plans (such as medical and dental plans) or receive other benefits (such as life or disability insurance) provided to other executive officers of AuraSound.  AuraSound will also reimburse Mr. Weisshaupt for the cost of his housing in Hong Kong, which is currently $2,500 per month.  AuraSound may terminate the employment agreement for “cause” or without cause, upon written notice to Mr. Weisshaupt. “Cause” is defined in the agreement to include (i) a conviction or a plea of guilty or nolo contendere to any felony whatsoever or any misdemeanor involving moral turpitude, deceit, dishonesty, or fraud; (ii) the deliberate and repeated failure to perform assigned duties and responsibilities or deliberately engaging in gross misconduct in the course of his employment, which in either case is not cured within thirty (30) days after AuraSound serves Mr. Weisshaupt with written notice detailing the unacceptable conduct and specifying the cure expected; (iii) without approval by the board of directors, executing on behalf of AuraSound or its subsidiaries any loan agreement or promissory note or otherwise making any commitment whatsoever on behalf of AuraSound or its subsidiaries to borrow money; (iv) a material breach by Mr. Weisshaupt of any of the covenants, terms or provisions of the employment agreement or any agreement between AuraSound and Mr. Weisshaupt regarding confidentiality, non-competition or assignment of inventions; or (v) Mr. Weisshaupt’s failure to act, or cease from acting, as requested in writing by the board of directors in connection with his duties under the employment agreement within thirty (30) days of receipt of such written request.  Mr. Weisshaupt may terminate the employment agreement by resigning for “good reason” or by providing sixty (60) days notice of his intent to resign.  “Good reason” as defined in the employment agreement includes the material reduction of Mr. Weisshaupt’s duties and responsibilities without his consent, the reduction of his base salary without his consent, or the requirement that he relocate his personal residence more than fifty (50) miles from Hong Kong or fifty (50) miles from Santa Ana, California.  If the employment agreement is terminated by AuraSound without cause or by Mr. Weisshaupt for good reason, AuraSound will continue to pay or provide to Mr. Weisshaupt, for a period of twelve (12) months, his then current base salary and the premiums necessary to keep Mr. Weisshaupt, his spouse and his dependents on AuraSound’s group medical coverage.  Mr. Weisshaupt will agree to keep AuraSound’s confidential and proprietary information confidential and, following his termination, not to solicit AuraSound’s employees for a period of two (2) years.  Any dispute related to the employment agreement must be settled through arbitration.  AuraSound will be responsible for payment of the arbitrator’s fees in any such action.

Pursuant to a Noncompetition Agreement to be entered into by Harald Weisshaupt and AuraSound on the Closing Date, Mr. Weisshaupt will be prohibited from engaging in any business activity that is competitive with AuraSound’s business, and from soliciting AuraSound’s employees and independent contractors, for a period of two (2) years from the termination of Mr. Weisshaupt’s employment with AuraSound.

Item 3.02         Unregistered Sales of Equity Securities

Securities Purchase Agreement

On July 10, 2010, AuraSound entered into and consummated a Securities Purchase Agreement (the “SPA”) with GGEC America, Inc., a California corporation (“GGEC America”), and its parent Guoguang Electric Company Limited, a Chinese corporation (“GGEC China”).  Pursuant to the SPA, AuraSound sold and issued to GGEC America (i) 6,000,000 shares of unregistered Common Stock, which, following the consummation of the SPA, constitutes approximately 55% of AuraSound’s issued and outstanding shares of Common Stock, (ii) a three (3) year warrant to purchase 6,000,000 shares of Common Stock at an exercise price of $1.00 per share, and (iii) a three (3) year warrant to purchase 2,317,265 shares of Common Stock at an exercise price of $0.75 per share; for an aggregate purchase price of US $3,000,000 (the “GGEC Transaction”).  GGEC America paid the purchase price for the shares and warrants by cancelling $3,000,000 of indebtedness owed by AuraSound to GGEC America and GGEC China.  In addition, pursuant to the SPA, AuraSound issued three (3) year warrants to a total of five (5) officers, employees and consultants of AuraSound and GGEC America to purchase a total of 380,000 shares of Common Stock at an exercise price of $0.75 per share (the “Service Warrants”).  Arthur Liu, AuraSound’s Chief Executive Officer and former Chairman of the Board, received 200,000 of the Service Warrants and Donald North, AuraSound’s Vice President – Engineering, received 100,000 of the Service Warrants.   The warrants to be issued to GGEC and the five (5) officers, employees and consultants of AuraSound and GGEC America are exercisable for cash only and will not be exercisable until AuraSound has increased its authorized Common Stock to a number sufficient to allow their full exercise.

AuraSound paid no commissions in connection with the SPA.  The issuance of the Common Stock and warrants to GGEC America were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, as a transaction by an issuer not involving a public offering.

Debt Conversion Agreement

On July 10, 2010, AuraSound entered into and consummated an Agreement to Convert Debt (the “Debt Conversion Agreement”) with Inseat Solutions, LLC (“Inseat”), a California limited liability company controlled by Arthur Liu, AuraSound’s Chief Executive Officer and Chief Financial Officer.  Pursuant to the Debt Conversion Agreement, AuraSound issued 326,173 shares of unregistered Common Stock and a five (5) year warrant to purchase 2,243,724 shares of Common Stock at an exercise price of $0.50 per share (the “Inseat Warrant”), in consideration of the cancellation of $1,957,040 of indebtedness owed by AuraSound to Inseat.  The Inseat Warrant is exercisable for cash only and will not become exercisable until AuraSound has increased its authorized Common Stock to a number sufficient to enable the full exercise of all of AuraSound’s outstanding convertible securities, including the Inseat Warrant.

AuraSound paid no commissions in connection with the Debt Conversion Agreement.  The issuance of the Common Stock and warrants to Inseat were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, as a transaction by an issuer not involving a public offering.

Item 5.01         Changes in Control of Registrant

The information included under the heading “Securities Purchase Agreement” in Item 3.02 above is incorporated herein by this reference.  As a result of the sale of Common Stock to GGEC America, GGEC America owns 55% of AuraSound’s voting securities, before giving effect to the Asset Purchase Agreement.  Prior to the sale of Common Stock to GGEC America, Arthur Liu and Inseat, an entity controlled by Mr. Liu, owned approximately 47% of AuraSound’s outstanding voting securities.  In conjunction with the SPA, Mr. Liu and Ms. Amy Liu resigned from the board of directors and Mr. Robert Tetzlaff and Mr. Kobe Zhang were appointed as directors to fill these vacancies.

In addition, in connection with the Asset Purchase Agreement, on the later of the Closing Date and the tenth (10th) day following AuraSound’s distribution of an Information Statement on Schedule 14f-1 to its shareholders, Ms. Judie Rothenberger and Mr. Kobe Zhang will resign from the board of directors of AuraSound, and Mr. Danny Tsui, the Chief Executive Officer of  GGEC Hong Kong, a subsidiary of GGEC China, Ms. Vivian Tran, the Financial Manager of GGEC America, and Mr. Harald Weisshaupt, the CEO and founder of ASI Holdings, will be appointed to the board of directors of AuraSound, and Mr. Danny Tsui will be appointed as Chairman of the Board.  Upon the effectiveness of the foregoing appointments, the entire board of directors is expected to be comprised as follows:

Danny Tsui (Chairman of the Board)
Harald Weisshaupt
Robert Tetzlaff
Vivian Tran
Robert Pearson

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 10, 2010, upon the closing of the SPA and in connection with the Asset Purchase Agreement, Mr. Arthur Liu and Ms. Amy Liu resigned from AuraSound’s board of directors and the remaining directors, namely Mr. Robert Pearson and Ms. Judie Rothenberger, appointed Mr. Robert Tetzlaff and Mr. Kobe Zhang to the board of directors.  Robert Tetzlaff is the Chief Executive Officer of GGEC America, and Kobe Zhang is the Secretary and a director of GGEC America.  Neither Mr. Tetzlaff nor Mr. Zhang has been named to any committee of the board of directors.

Neither Mr. Tetzlaff nor Mr. Zhang is a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K.  Neither Mr. Tetzlaff nor Mr. Zhang is a party to a material plan, contract or arrangement with AuraSound resulting from his appointment to the board of directors nor has either received any grant or award resulting from his appointment to the board of directors under a plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 15, 2010

AuraSound, Inc.

By:	/s/ Arthur Liu
Arthur Liu, Chief Executive Officer